Evolus Announces Preliminary Unaudited Fourth Quarter and Full-Year 2022 Net Revenue, Projects Profitability by Year-End 2023, and Sets $500 Million 2028 Jeuveau®/Nuceiva® Revenue Aspiration

•Q4 2022 Preliminary Unaudited Net Revenue of Approximately $43.6 Million,
Up 26% from Q4 2021
•Full-Year 2022 Preliminary Unaudited Net Revenue of Approximately $148.6 Million, Up 49% Over 2021
• 2023 Net Revenue Expected to be $180 to $190 Million
•Projecting Profitability, Positive Non-GAAP Operating Income1 in Q4 2023
•Estimating Organic Net Revenue to Reach $500 Million by 2028, a 22% CAGR

NEWPORT BEACH, Calif., Jan. 18, 2023 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced its preliminary, unaudited net revenue as of and for the fourth quarter and full-year ended December 31, 2022. The preliminary unaudited results described in this press release are based on the most current information available to management and are subject to change until the audit of the company’s 2022 financial results is completed and the company reports its full financial results for the fourth quarter and full-year 2022, which is anticipated to occur in early March 2023.
“We are very pleased to announce record fourth quarter 2022 revenue that demonstrated continued strong customer adoption and further market share gains,” said David Moatazedi, President and Chief Executive Officer. “During the quarter, we continued to add customer accounts and expand our consumer loyalty program, with both metrics reaching all-time highs. This helped drive sales growth well above the projected growth rate of our industry, making Jeuveau® the fastest-growing neurotoxin in the U.S. for the second consecutive year. Our focus on the millennial consumer, the most rapidly-growing neurotoxin user segment, and our unique business model represents a powerful formula that gives us the confidence to project our total net revenue can reach $500 million by 2028, a compound organic growth rate of 22%.”
Preliminary Unaudited 2022 Results and Key Business Highlights

•Total net revenues for the fourth quarter of 2022 were approximately $43.6 million, a 26% increase over the fourth quarter of 2021, driven primarily by higher volumes from market share gains, and a modestly higher average selling price.
•Total net revenues for the full year 2022 were approximately $148.6 million, a 49% increase over full-year net revenues in 2021 and at the top end of the company’s guidance of $143 to $150 million.
•Accounts purchasing Jeuveau® increased by more than 700 in the fourth quarter. During 2022, more than 2,500 new accounts were added bringing the total number of accounts purchasing to date since launch to more than 9,5002.

•Aided by the ‘Switch Your Tox’ promotional campaign, enrollment in the Evolus Rewards consumer loyalty program grew more than 85% in 2022 to end the year at approximately 505,000 consumers3.
•Cash and cash equivalents at December 31, 2022 were approximately $53.9 million, reflecting strong sales growth and cash collections, and prudent expense management. Fourth-quarter cash activities included a royalty payment of $4.9 million, the final settlement royalty payment at the higher royalty rate4 that ended in September.
2023 Outlook and Long-Term Aspirations

“Based on our success to date and a fundamentally strong aesthetic neurotoxin market, we are projecting continued above-market growth for Evolus in 2023,” Moatazedi continued. “We expect to grow two to three times faster than the market in the U.S. and expand our international presence, which will generate total net revenue of between $180 million and $190 million. At the same time, we are committed to the disciplined management of operating expenses in order to achieve profitability in the fourth quarter.
“The aesthetic neurotoxin market is currently underpenetrated and poised for significant growth. Our focus on the cash-pay market, and unique ability to offer a differentiated experience for customers and consumers, has generated strong momentum since we relaunched Jeuveau® two years ago and positions Evolus for further success as we continue to transform our industry.”
2023 Guidance and Select Milestones

•Total net revenues for 2023 are estimated to be between $180 million and $190 million.
•Non-GAAP operating expenses1 for 2023 are estimated to be between $145 million and $150 million, which consists mainly of continued investments in the growth of Jeuveau® in the U.S. plus Nuceiva® launch expenses internationally.
•Evolus expects non-GAAP operating income1 to be positive in the fourth quarter of 2023 and continues to project its existing cash balance will fund current operations.
•On January 28, 2023, Evolus plans to present preliminary results from its Phase II program evaluating an “extra strength” dose of Jeuveau® for extended duration.
•During 2023, Evolus expects to broaden its international footprint by expanding into additional European countries and anticipates receiving marketing approval for Nuceiva® in Australia.
•The second tranche of $50 million from the company’s existing credit facility with Pharmakon Advisors, which is prioritized for corporate development activities, remains undrawn and available through December 31, 2023.
About Evolus, Inc.

Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to the company’s financial outlook for 2023 and beyond, market share opportunities and expectations regarding the company’s cash position, including its ability to achieve positive non-GAAP operating income with its existing cash balance and its product portfolio plans.
The forward-looking statements included herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, uncertainties associated with our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, the impact of COVID-19 or other outbreaks of contagious diseases on our business, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, our ability to successfully broaden our product portfolio, our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission on November 8, 2022. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
1Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. This press release includes references to non-GAAP operating income and non-GAAP operating expenses. “Non-GAAP operating income” excludes the revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. “Non-GAAP operating expenses” are operating expenses excluding product cost of sales, revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. Management believes that non-GAAP operating expenses are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of non-GAAP operating income and non-GAAP operating expenses have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered superior to and are not intended to be considered in isolation or as a substitute for GAAP financial measures. Due to the forward-looking nature of the non-GAAP operating income and non-GAAP operating expenses outlook disclosed in this press release, no reconciliation of such non-GAAP measures to the comparable GAAP financial measures is available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking non-GAAP operating income and non-GAAP operating expenses, that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on the company’s GAAP financial results.

2Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2022.
3Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through December 31, 2022
4Royalty obligations to Allergan concluded on September 16, 2022, and royalty obligations to Medytox were reduced to a mid-single-digit royalty percentage on all net sales through September 16, 2032.

Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

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Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com